                                                                    Exhibit 99.6

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

- --------------------------------------------------------------------------------

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934

                         PYRAMID TECHNOLOGY CORPORATION
                                (Name of Issuer)

                     Common Stock, Par Value $.01 Per Share
                         (Title of Class of Securities)

                                   747236107
                                 (CUSIP number)

                   Siemens Nixdorf Information Systems, Inc.
                                200 Wheeler Road
                        Burlington, Massachusetts  01803
                                 (617) 273-0480
                           Attention:  G. Schulmeyer

                     (Name, Address and Telephone Number of
                    Person Authorized to Receive Notices and
                                Communications)

                                   Copies to:

                             E. Robert Lupone, Esq.
                              Siemens Corporation
                          1301 Avenue of the Americas
                             New York, N.Y.  10019
                           Telephone:  (212) 258-4208

                                August 21, 1994
            (Date of Event which Requires Filing of this Statement)

- --------------------------------------------------------------------------------

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this
schedule because of Rule 13d-1(b)(3) or (4), check the following box (    ).

Check the following box if a fee is being paid with this statement (X).

                              Page 11 of 39 Pages

CUSIP No. 747236107

(1)  Name of Reporting Person
     S.S. or I.R.S. Identification No. of Above Person
     SIEMENS NIXDORF INFORMATION SYSTEMS, INC.
     ---------------------------------------------------------------------------
     04-2454451
     ---------------------------------------------------------------------------

(2)  Check the Appropriate Box if a Member of Group (See instructions)

     (a)
     ---------------------------------------------------------------------------
     (b)
     ---------------------------------------------------------------------------

(3)  SEC Use Only
                  --------------------------------------------------------------

     ---------------------------------------------------------------------------

(4)  Sources of Funds (See Instructions)   AF
                                         ---------------------------------------

     ---------------------------------------------------------------------------

(5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e).
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
(6)  Citizenship or Place of Organization   Massachusetts
                                            ------------------------------------

     ---------------------------------------------------------------------------


- --------------------------------------------------------------------------------
Number of         (7)  Sole Voting Power
                                         ---------------------------------------
Shares
                 ---------------------------------------------------------------
Beneficially      (8)  Shared Voting Power        717,743
                                           -------------------------------------
Owned by
                 ---------------------------------------------------------------

Each              (9)  Sole Dispositive Power
                 ---------------------------------------------------------------
Reporting
                 ---------------------------------------------------------------

Person           (10)  Shared Dispositive Power   717,743
                                                --------------------------------
With
- --------------------------------------------------------------------------------

(11) Aggregate Amount Beneficially Owned by Each Reporting Person 4,047,743
                                                                  --------------
     (Reporting person disclaims beneficial ownership of 3,330,000 shares).
     ---------------------------------------------------------------------------

(12) Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions)
     ---------------------------------------------------------------------------

(13) Percent of Class Represented by Amount in Row (11) 24.2% (Reporting person
                                                        ------------------------
     disclaims beneficial ownership of 3,330,000 shares)
     ---------------------------------------------------------------------------

(14) Type of Reporting Person (See Instructions)  CO
                                                 -------------------------------

                              Page 12 of 39 Pages

CUSIP No. 747236107

(1)  Name of Reporting Person
     S.S. or I.R.S. Identification No. of Above Person
     SIEMENS AKTIENGESELLSCHAFT
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

(2)  Check the Appropriate Box if a Member of Group (See instructions)

     (a)
     ---------------------------------------------------------------------------
     (b)
     ---------------------------------------------------------------------------

(3)  SEC Use Only
                 ---------------------------------------------------------------

     ---------------------------------------------------------------------------

(4)  Sources of Funds (See Instructions)   WC
                                         ---------------------------------------

(5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e).
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

(6)  Citizenship or Place of Organization  Federal Republic of Germany
                                          --------------------------------------

     ---------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Number of        (7)  Sole Voting Power
                                        ----------------------------------------
Shares
                ----------------------------------------------------------------
Beneficially     (8)  Shared Voting Power        717,743
                                                 -------------------------------
Owned by
                ----------------------------------------------------------------
Each             (9)  Sole Dispositive Power
                                            ------------------------------------
Reporting       ----------------------------------------------------------------
Person          (10)  Shared Dispositive Power   717,743
                                                 -------------------------------
With
- --------------------------------------------------------------------------------

(11) Aggregate Amount Beneficially Owned by Each Reporting Person 4,047,743
     ----------------------------------------------------------------------
     (Reporting person disclaims beneficial ownership of 3,330,000 shares).
     ----------------------------------------------------------------------

(12) Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions)
     ---------------------------------------------------------------------------

(13) Percent of Class Represented by Amount in Row (11) 24.2% (Reporting person
                                                        -----------------------
     disclaims beneficial ownership of 3,330,000 shares).
     --------------------------------------------------------------------------

(14)    Type of Reporting Person (See Instructions)  CO
                                                     --------------------------

                              Page 13 of 39 Pages

Item 1.   Security and Issuer
          -------------------

          The class of equity securities to which this Statement on Schedule 13D relates is the common stock, par value $.01 per share (the "Common Stock"), of Pyramid Technology Corporation (the "Issuer"), a Delaware corporation, with its principal executive offices located at 3860 N. First Street, San Jose, California 95134.

Item 2.   Identity and Background
          -----------------------

          This statement is being filed by Siemens Nixdorf Information Systems, Inc., a Delaware corporation ("SNI") and Siemens Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany ("Siemens A.G.").

          SNI has its principal office at 200 Wheeler Road, Burlington, Massachusetts 01803. SNI's principal business is designing, developing, manufacturing, purchasing, marketing, selling and leasing computer systems, products and peripherals. SNI is a wholly-owned subsidiary of Siemens Nixdorf Informationssysteme, A.G., a corporation organized under the laws of the Federal Republic of Germany ("SNI A.G."). SNI A.G. is a wholly-owned subsidiary of Siemens A.G.

          SNI A.G. has its principal office at Heinz-Nixdorf-Ring 1, 33102 Paderborn, Federal Republic of Germany. SNI A.G.'s principal business is the design, development, manufacture, purchase, marketing, leasing and selling of a wide range of information technology equipment.

          Siemens A.G. has its principal office at Wittelsbacherplatz 2, D-80333 Munich, Federal Republic of Germany. Siemens A.G.'s principal business is the design, development, manufacture and marketing of a wide variety of electrical and electronics systems.

          The directors and executive officers of SNI and Siemens A.G. are set forth on Schedules I and II, respectively, attached hereto. Schedules I and II set forth the following information with respect to each such person:

     (i)    name;

     (ii)   business address (or residence where indicated);

                              Page 14 of 39 Pages

     (iii) present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted; and

     (iv)   citizenship.

          During the last five years, neither SNI, SNI A.G., Siemens A.G., nor any person named in Schedule I or II attached hereto has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or
(b) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3.   Source and Amount of Funds or Other Consideration
          -------------------------------------------------

          No funds were required in connection with the execution and delivery of the Common Stock and Warrant Purchase Agreement dated as of August 21, 1994, between Issuer and SNI (the "Purchase Agreement"). The Purchase Agreement is described in Items 4 and 6 and is attached as Exhibit 1. The Warrant is described in Items 4 and 6 and is attached as Exhibit 2.

          It is expected that if the acquisition of the shares of Common Stock and Warrant as contemplated by the Purchase Agreement is consummated, the funds for purchasing such Shares of Common Stock and the Warrant would be supplied from the working capital of SNI or its affiliates. The total amount of funds required to purchase the shares of Common Stock and Warrant is $17,250,000. The total amount of funds needed to purchase all shares of Common Stock subject to the Warrant is $13,300,000.

Item 4.   Purpose of Transaction
          ----------------------

          On August 21, 1994, the Issuer and SNI entered into the Purchase Agreement pursuant to which SNI has agreed to purchase 2,000,000 shares of Common Stock and the Warrant for $17,250,000. The Purchase Agreement is subject to certain closing conditions described in Item 6, including, among others, obtaining all regulatory approvals and the execution of OEM and Licensing Agreements pursuant to which SNI will license Pyramid's UNIX operating system for massively parallel processing ("MPP") and will purchase the related MPP hardware product known as MESHine.

          SNI intends to acquire the Common Stock and the Warrant for the purpose of making an investment in the Issuer and not with the present intention of acquiring control of the Issuer's business. Although upon consummation of the shares of Common Stock SNI

                              Page 15 of 39 Pages
will have the right to appoint one person to the Issuer's Board of Directors, such right will not result in the Purchaser controlling the Board or the Issuer's business. Assuming the transactions contemplated by the Purchase Agreement are consummated, SNI also may acquire additional shares of Common Stock pursuant to the Warrant, which terms are described in Item 6 below.

          SNI from time to time intends to review its investment in the Issuer on the basis of various factors, including the Issuer's business, financial condition, results of operations and prospects, general economic and industry conditions, the securities markets in general and those for the Issuer's securities in particular, as well as other developments and other investment opportunities. Based upon such review, SNI will take such actions in the future as SNI may deem appropriate in light of the circumstances existing from time to time. If SNI believes the further investment in the Issuer is attractive, whether because of the market price of the Issuer's securities or otherwise, it may acquire shares of Common Stock or other securities of the Issuer either by exercising the Warrant, in the open market or in privately negotiated transactions (subject to any applicable restrictions in the Purchase Agreement on Purchaser's ability to purchase additional shares of the Issuer's securities). Similarly, depending on market and other factors, SNI may determine to dispose of some or all of the shares of Common Stock currently owned by SNI or its affiliates or otherwise acquired by SNI either by exercising the Warrant, in the open market or in privately negotiated transactions (subject to any applicable restrictions in the Purchase Agreement on Purchaser's ability to dispose of shares of the Issuer's securities).

          Except as set forth in this Item 4 and in Item 6 below, SNI has not formulated any plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Issuer or the disposition of securities of the Issuer, (b) an extraordinary corporate transaction involving the Issuer or any of its subsidiaries, (c) a sale or transfer of a material amount of the Assets of the Issuer or any of its subsidiaries, (d) any change in the present Board of Directors or management of the Issuer, (e) any material change in the Issuer's capitalization or dividend policy, (f) any other material change in the Issuer's business or corporate structure, (g) any change in the Issuer's charter or bylaws or other instrument corresponding thereto or other action which may impede the acquisition of control of the Issuer by any person, (h) causing a class of the Issuer's securities to be deregistered or delisted, (i) a class of equity securities of the Issuer becoming eligible for termination of registration or (j) any action similar to any of those enumerated above.

Item 5.   Interest in Securities of the Issuer
          ------------------------------------

          As previously disclosed in a Schedule 13G filed by Nixdorf Computer A.G. (the predecessor to SNI A.G.) in February 1987, SNI A.G. is the beneficial owner of 717,743 shares of Common Stock, representing approximately 5.3% of the currently outstanding shares of Common Stock. SNI A.G. has voting and dispositive power with

                              Page 16 of 39 Pages
respect to such shares of Common Stock by virtue of its ownership. SNI A.G. intends to transfer these shares of Common Stock to SNI. Through its indirect ownership of SNI, Siemens A.G. may also be considered to be a beneficial owner of these 717,743 shares of Common Stock, and may be deemed to have shared voting and dispositive power with respect such shares of Common Stock.

          If SNI were to acquire the 2,000,000 shares of Common Stock pursuant to the Purchase Agreement, it would then beneficially own 2,717,743 shares of Common Stock, or approximately 17.6% of the then outstanding shares of Common Stock. If SNI were to acquire the Warrant pursuant to the Purchase Agreement, and if it exercised the Warrant so as to acquire all of the 1,330,000 shares subject to the Warrant, it would then beneficially own 4,047,743 shares of Common Stock, or approximately 24.2% of the then outstanding shares of Common Stock. In light of the conditions to the closing of the acquisition of the shares of Common Stock and the Warrant contained in the Purchase Agreement as described in Item 6, SNI and Siemens A.G. disclaim beneficial ownership of these 3,330,000 shares of Common Stock.

          Except as described herein, neither SNI, SNI A.G., Siemens A.G. nor any other person referred to in Schedules I and II attached hereto has acquired or disposed of any shares of Common Stock during the past sixty days.

          No other person is known to have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, any of the Common Stock. Siemens A.G. through its indirect ownership of SNI, may be able to influence decisions concerning the exercise of such power.

Item 6.   Contracts, Arrangements, Understandings or Relationships with Respect
          ---------------------------------------------------------------------
          to Securities of the Issuer.
          ---------------------------

          As described in Item 4, SNI has agreed, subject to certain closing conditions, to purchase 2,000,000 shares of Common Stock and the Warrant pursuant to the Purchase Agreement. Pursuant to the Warrant, SNI shall have the right, for up to one year after the closing, to acquire up to 1,330,000 additional shares of Common Stock for $10.00 per share or an aggregate purchase price of $13,300,000.

          Pursuant to the Purchase Agreement, the parties have agreed, among other things, that if the closing occurs:

          (1) As long as SNI holds shares of the Issuer's voting stock equal to at least 5% of the voting power of all of the Issuer's securities, SNI is entitled to appoint one person as a voting member, at meetings of the

                              Page 17 of 39 Pages

               Issuer's Board of Directors, and to receive all documents and other items delivered to the Board of Directors;

          (2) The Issuer shall include SNI's nominee to the Board of Directors in the Issuer's slate of nominees recommended by the Board or management to stockholders for election at annual stockholder meetings and the Issuer shall use its best efforts to cause shares for which the Issuer's management or directors hold proxies (or are otherwise entitled to vote) to vote in favor of SNI's nominee to the Board;

          (3) In the event that the Issuer decides to issue and sell additional shares of its voting stock, the Issuer shall offer to sell to SNI an amount of shares necessary to permit SNI to retain the same percentage interest in the Issuer's voting stock that it held prior to any such issuances; and

          (4) Until September 1, 1996 (or unless earlier terminated for certain enumerated reasons), (i) SNI and its affiliates shall be permitted to hold voting stock of up to 25% of the total potential voting power of the Issuer; (ii) SNI and its affiliates shall vote all of its shares of the Issuer's voting stock in accordance with the recommendation of the Issuer's Board of Directors on all matters to be voted on by stockholders in not less than the same proportion as the votes cast by the Issuer's other stockholders (except that SNI may vote its voting stock as it determines in its sole discretion for certain significant events -- including, without limitation, liquidation, dissolution, reclassification or merger of the Issuer); and (iii) SNI and its affiliates shall not sell or transfer any of the Issuer's voting stock they own except pursuant to various restrictions and subject in certain cases to the Issuer's right of first refusal to acquire such voting stock.

          The Purchase Agreement provides the following conditions to be satisfied prior to closing the transactions:

          (a) all representations and warranties made by the parties shall be true and correct in all material respects on the closing date

          (b) all covenants of the parties shall have been performed or compiled with in all material respects;

          (c) the delivery by the Issuer of compliance certificates certifying the conditions outlined in (a) and (b) above and the corporate authorization of the transaction and of an opinion of Issuer's counsel;

                              Page 18 of 39 Pages

          (d) there shall not be pending or threatened any order, injunction or other action and there shall not be in effect any law or regulation enjoining or prohibiting the transactions;

          (e) the filing of all forms required under the Hart-Scott-Rodino Act and the expiration or termination of all waiting periods thereunder;

          (f) there shall not have occurred or been discovered since July 1, 1994 any material adverse change in the condition (financial or otherwise), result of operations, assets, liabilities, or business of the Issuer and its subsidiaries, taken as a whole; and

          (g) the execution and delivery of the Warrant, the Registration Rights Agreement and the OEM and License Agreements.

          The foregoing description is a summary of certain terms of the Purchase Agreement and the Warrant and is qualified in its entirety by reference to such documents, which are attached as Exhibits 1 and 2.

          Item 7.   Material to be Filed as Exhibits.
                    --------------------------------

                    EXHIBIT 1 Common Stock and Warrant Purchase Agreement dated as of August 21, 1994 among the Issuer and SNI.

                    EXHIBIT 2  Form of Warrant

                    EXHIBIT 3 Power of Attorney dated August 25, 1994 executed by Gunther Moeser and Friedhelm Knippertz, each as Executive Director of Siemens A.G.

                              Page 19 of 39 Pages

Signature
- ---------


          After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in this Statement is true, complete and correct.


August 26th 1994      SIEMENS NIXDORF INFORMATION SYSTEMS, INC.


                         By:  /s/ Gerhard Schulmeyer
                              ----------------------
                         Name:  Gerhard Schulmeyer
                         Title: Chairman



                         SIEMENS AKTIENGESELLSCHAFT


                         By:  /s/ Adrienne Whitehead
                              ----------------------
                         Name:  Adrienne Whitehead
                         Title: Attorney-in-fact

                              Page 20 of 39 Pages

                                   SCHEDULE 1
                                   ----------

The name and position of the executive officers and members of the board of directors of Siemens Nixdorf Information Systems, Inc. are set forth below. Unless otherwise noted, each of these persons are citizens of the Federal Republic of Germany, and the business address of each of these persons is 200 Wheeler Road, Burlington, Massachusetts 01803.


NAME AND CITIZENSHIP              POSITION WITH SNI            BUSINESS ADDRESS
- ---------------------------  ---------------------------  --------------------------
                                    AND PRINCIPAL
                             ---------------------------
                                     OCCUPATION
                             ---------------------------
Mr. Gerhard Schulmeyer       Director, Chairman of SNI    Siemens Nixdorf
                             and Member of the Board of   Informationssysteme, A.G.
                             SNI A.G.                     Otto-Hahn-Ring 6
                                                          81730 Munich
                                                          Federal Republic of
                                                          Germany

Mr. Robert F. Hoogstraten    Director of SNI;             Siemens Nixdorf
Dutch Citizen                Executive Vice               Informationssysteme, A.G.
                             President of SNI AG          Otto-Hahn-Ring 6
                                                          81730 Munich
                                                          Federal Republic of
                                                          Germany

Mr. Albert Heser             Director of SNI and          Siemens Corporation
                             President and CEO of         1301 Avenue of the
                             Siemens Corporation          Americas
                                                          New York, NY  10019

Mr. Adrian Peters            Director, President and CEO                           -
South African Citizen

Mr. Rolf-Gutamer Mallahn     Executive Vice President                              -
                             and CEO

Mr. Jorg Himbe               Vice President,                                       -
                             Customer Service

Mr. Eberhard Petri           Executive Vice President,                             -
                             Research & Development

Mr. Harry Hamilton           Executive Vice President,                             -
U.S. Citizen                 Human Resources

                              Page 21 of 39 Pages

NAME AND CITIZENSHIP              POSITION WITH SNI            BUSINESS ADDRESS
- ---------------------------  ---------------------------  --------------------------
                                    AND PRINCIPAL
                             ---------------------------
                                     OCCUPATION
                             ---------------------------
Mr. Herbert Klein            Vice President,                                       -
U.S. Citizen                 Retail Systems

Mr. Joseph Maguire           Vice President,                                       -
U.S. Citizen                 UNIX Systems

                              Page 22 of 39 Pages

                                  Schedule II
                                  -----------

          The name and position of each of the executive officers and members of the managing board of directors of Siemens A.G. are set forth below. Unless otherwise noted, each of these persons are citizens of the Federal Republic of Germany.


Name                          Position with Siemens A.G.  Business Address
- ----                          --------------------------  ----------------
                              and Principal Occupation
                              ------------------------
Dr. Heinrich von Pierer       Member, Chairman,           Wittelsbacherplatz 2
                              President and CEO           8000 Munich 2
                                                          Federal Republic of Germany

Dr. Karl-Hermann Baumann      Member, Head of             Wittelsbacherplatz 2
                              Corporate Finance           8000 Munich 2
                                                          Federal Republic of Germany

Dr. Hans Baur                 Member, Head of Drives      Hofmannstr. 51
                              and Standard Products,      8000 Munich 70
                              Medical Engineering,        Federal Republic of Germany
                              Automotive Systems, SNI
                              AG and OSRAM Groups


Professor Dr. Hans Gunther    Member, Head of             Otto-Hahn-Ring 6
 Danielmayer                  Corporate Research and      8000 Munich 83
                              Development                 Federal Republic of Germany


Dr. Erwin Hardt               Member, Head of Public      Hofmannstr. 51
                              Communication Networks      8000 Munich 70
                              Group                       Federal Republic of Germany


Mr. Adolf Huttl               Member, Head of Power       Hammerbacherstr. 12-14
                              Generation Group            8520 Erlangen
                                                          Federal Republic of Germany

Mr. Volker Jung               Member, Head of             Wittelsbacherplatz 2
                              International Regions       8000 Munich 2
                                                          Federal Republic of Germany

Mr. Eberhard Kill             Member, Head of             Werner-von-Siemens-Str. 50
                              Industrial                  8520 Erlangen
                              and Building Systems        Federal Republic of Germany
                              Group

                              Page 23 of 39 Pages


Name                          Position with Siemens A.G.  Business Address
- ----                          --------------------------  ----------------
                              and Principal Occupation
                              ------------------------

Mr. Jurgen Knorr              Member, Head of Semi-       Balanstr. 73
                              conductors Group            8000 Munich 80
                                                          Federal Republic of Germany

Professor Dr. Walter          Member, Head of             Im Gewerbepark D 80
 Kunerth                      Automotive Systems Group    8400 Regensburg 12
                                                          Federal Republic of Germany

Dr. Horst Langer              Member, Head of             Werner-von-Siemens-Str. 50
                              Industrial                  8520 Erlangen
                              and Building Systems and    Federal Republic of Germany
                              Transportation Systems
                              Group


Mr. Werner Maly               Member, Head of             Henkestr. 127
                              Corporate Personnel         8520 Erlangen
                                                          Federal Republic of Germany

Mr. Peter Pribilla            Member, Head of Private     ROLM
                              Communication Networks      4900 Old Ironsides Drive
                              Group                       Santa Clara, California
                                                                                95052


Mr. Juergen Radomski          Member, Head of Medical     Henkestr. 127
                              Engineering Group           8520 Erlangen
                                                          Federal Republic of Germany

Mr. Karl-Heiner Thomas        Member, Head of Drive       Werner-von-Siemens-Str. 50
                              and Standard Products       8520 Erlangen
                              Group                       Federal Republic of Germany


Dr. Guenter Wilhelm           Member, Head of Power       Hammerbachestr. 12-14
                              Generation Group            8520 Erlangen
                                                          Federal Republic of Germany


                              Page 24 of 39 Pages

                                 EXHIBIT INDEX
                                 -------------

=================================================================
Exhibit No.                    Description                   Page
- -------------  --------------------------------------------  ----
                                                             No.
                                                             ----

Exhibit 1      Common Stock and Warrant Purchase               16
               Agreement dated as of August 21, 1994,
               among the Issuer and SNI.

Exhibit 2      Form of Warrant                                 60

Exhibit 3      Power of Attorney dated August 25, 1994         68
               executed by Gunther Moeser and Friedhelm
               Knippertz, each as Executive Director of
               Siemens A.G.
=================================================================


                              Page 25 of 39 Pages